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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
July 24, 2008

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), will be held at our offices located at 375 West Padonia Road, Timonium, Maryland, 21093, USA, on Thursday, July 24, 2008 at 9:00 a.m., local time, for the following purposes:

  •
  To elect two nominees as directors to serve on our Board of Directors for a three-year term ending at the Annual Meeting of Shareholders to be held in 2011 and until their respective successors are duly elected and qualified.

  •
  To extend the date through which awards may be granted under our Amended and Restated 1994 Stock and Incentive Plan from July 22, 2009 to July 22, 2014.

  •
  To increase the number of shares available for awards under our Amended and Restated 1994 Stock and Incentive Plan by 150,000 shares, from 1,758,750 to 1,908,750.

  •
  To approve our Amended and Restated 1994 Stock and Incentive Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code.

  •
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

  •
  To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors of the Company has fixed the close of business on June 4, 2008 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection at the Company's corporate headquarters during business hours for a period of ten days before the Annual Meeting.

        The primary purpose of the 2008 Annual Meeting will be to tabulate the votes cast on the above matters. It is not anticipated that any other business will be conducted at that time.

        We invite your attention to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended March 30, 2008.

By Order of the Board of Directors,

David M. Young
 Corporate Secretary

Hunt Valley, Maryland
June 20, 2008

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

PROXY STATEMENT

INTRODUCTION

General

        This Proxy Statement is furnished to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held at our offices located at 375 West Padonia Road, Timonium, Maryland 21093, on Thursday, July 24, 2008 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

        The solicitation of proxies is being made primarily by mail, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies, at a cost to the Company of approximately $7,500. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

        This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about June 20, 2008.

Voting Rights and Outstanding Shares

        The Board of Directors of the Company has fixed the close of business on June 4, 2008 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 5,306,362 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

        The presence, in person or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned from time to time in order to permit the further solicitation of proxies.

        Your vote is important.    Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see what options are available to you. If you vote by proxy over the Internet, please be aware that you may incur costs such as telecommunication and Internet access costs for which you may be responsible. The Internet and telephone proxy vote facilities for shareholders of record are scheduled to close at 11:00 p.m. Eastern Daylight Time on the business day prior to the Annual Meeting day, but may remain open or be reopened in the event of any adjournment or postponement of the Annual Meeting.

        A shareholder may, with respect to the election of directors, (i) vote "FOR" the election of the nominees, (ii) "WITHHOLD AUTHORITY" to vote for all nominees, or (iii) vote "FOR" the election of all nominees other than any nominee with respect to whom the shareholder withholds authority to vote. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter.

        All shares of common stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are indicated, the shares of common stock represented by a properly submitted proxy will be voted:

        "FOR" the election of the nominees as directors;

        "FOR" the extension of the date through which awards may be granted under our Amended and Restated 1994 Stock and Incentive Plan (the 1994 Plan);

        "FOR" the increase in the number of shares available for awards under the 1994 Plan;

        "FOR" the approval of the 1994 Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code; and

        "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

        A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These "nonvoted shares," i.e., shares subject to a proxy which are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

        A proxy may be revoked at any time before its exercise by the filing of a written revocation with David M. Young, Corporate Secretary of the Company, by timely providing a later-dated proxy (including by Internet or telephone vote), or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Required Vote

        The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Only nominees nominated by the Board of Directors may be elected at the meeting. Accordingly, if a quorum is present at the Annual Meeting, and the two individuals nominated by the Board of Directors receive any favorable votes, they will be elected to serve as directors. Therefore, provided that a favorable vote is otherwise cast for each such nominee, withholding authority to vote for a director(s) and "nonvoted shares" with respect to the election of directors will not affect the outcome of the election of directors.

        The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter other than the election of directors. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. "Nonvoted shares" with respect to such a matter will not be considered as entitled to vote on the matter and thus will not affect the determination of whether the matter is approved.

        The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Submission of a proxy, however, confers on the designated proxy the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. In the event that sufficient votes in favor of any proposal set forth in the Notice of Annual Meeting are not received by July 24, 2008, our Board of Directors or our Chairman and President may direct one or more adjournments of the meeting, and the persons named as proxies on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in the event that it is determined to submit any such adjournment proposal for a vote. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

Proposal No. 1—ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, and each class having a three-year term. Each year, the directors in one class are elected to serve for a term of three years and until their sucessessors are elected and qualified. The seven member board is divided into three classes, two of which classes are comprised of two members and one class which is comprised of three members. One class of two directors, currently consisting of Robert B. Barnhill, Jr. and Benn R. Konsynski, has a term of office expiring at the Annual Meeting and until their successors are elected and qualified. Messrs. Barnhill and Konsynski have been nominated by the Board of Directors for re-election at the Annual Meeting to serve for an additional three-year term expiring at the Annual Meeting of Shareholders in 2011 and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, the Board of Directors may name a substitute nominee and the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

        The Board of Directors recommends a vote "FOR" each of the nominees.

        Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2011 Annual Meeting:

        Robert B. Barnhill, Jr., age 64, has served as President and Chief Executive Officer of the Company since founding the business in its current form, in 1982. Mr. Barnhill has been a director of the Company since 1982, and has been Chairman of the Board since November 1993.

        Benn R. Konsynski, Ph.D., age 57, has been a director of the Company since November 1993. He is the George S. Craft Professor of Business Administration for Decision and Information Analysis at the Goizueta Business School of Emory University. He was named Hewlett Fellow at the Carter Center in 1995. Prior to arriving at the Goizueta Business School, he was on the faculty at the Harvard Business School for seven years where he taught in the MBA program and several executive programs. Professor Konsynski specializes in issues of digital commerce and information technology in relationships across organizations.

Directors whose term will expire at the 2009 Annual Meeting:

        John D. Beletic, age 56, has been a director of the Company since July 1999. Since August 2006, he has served as Executive Chairman of FiberTower Corporation, a provider of wireless backhaul services to mobile network carriers. Also, since July 2002, he has been a venture partner with Oak Investment Partners, a venture capital firm. From July 2002 to September 2004, Mr. Beletic also served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic served as Chief Executive Officer and Chairman of the Board of PageMart Inc. and Weblink Wireless, Inc., a communications service company. Prior to 1994, he was a Venture Partner at Morgan Stanley Venture Capital Partners, following a five-year term as President and Chief Executive Officer of Tigon which was acquired by Ameritech. Mr. Beletic serves on the board of iPass Inc., an internet access provider, Aventail, Inc., a virtual private network appliance provider, River Logic, a provider of business optimization software and iBahn, Inc., a provider of broadband internet access for the hospitality industry.

        Daniel Okrent, age 60, has been a director of the Company since January 2004. He is a writer, a publishing consultant, and an associate of the Shorenstein Center at the John F. Kennedy School of Government at Harvard University. He has previously been public editor of the New York Times and a senior executive at Time Inc. Mr. Okrent formerly served on the Board of Lands' End, Inc., and is currently chairman of the National Portrait Gallery, a division of the Smithsonian Institution.

        Morton F. Zifferer, Jr., age 60, has been a director of the Company since November 1993. He has served as Chairman and CEO of New Standard Corporation, a metal products manufacturer, since 1983. Mr. Zifferer and New Standard Corporation have partnered with several Fortune 500 companies globally to implement Six-Sigma continuous improvement activities and execute lean manufacturing techniques and sophisticated supply chain strategies and practices.

Directors whose term will expire at the 2010 Annual Meeting

        Dennis J. Shaughnessy, age 61, has been a director of the Company since 1989. He is Chairman of the Board of FTI Consulting Inc. Prior to joining FTI, Mr. Shaughnessy served as General Partner of Grotech Capital Group, a private equity firm. Prior to joining Grotech, Mr. Shaughnessy had been President and CEO of CRI International, an international petroleum refining service business.

        Jay G. Baitler, age 61, has been a director of the Company since 2007. He has served as Executive Vice President of Staples Contract Division since 2004. He has been with Staples since 1995, and prior to his position as Executive Vice President, Mr. Baitler served as Mid-Atlantic Regional President and Senior Vice President, Contract Division. Prior to joining Staples, Mr. Baitler served as the Northeast Regional President at BT Office Products.

Board Independence

        The Board has determined that each of the current directors, other than Mr. Barnhill, are independent within the meaning of the Company's director independence standards, which reflect both the NASDAQ and Securities and Exchange Commission director independence standards, as currently in effect. Furthermore, the Board has determined that none of the members of the three standing committees of the Board of Directors has any material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and that each such member is "independent" within the meaning of the independence standards applicable to each such committee.

Meetings and Committees of the Board of Directors

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The membership during the last fiscal year and the function of each of the committees is described below. The Board of Directors met eight (8) times during fiscal year 2008. During fiscal year 2008, no director attended fewer than 75% of the total number of meetings of the Board and Committees on which the director served. The Company does not have a policy on director attendance at Annual Meetings, but all of our directors are invited and encouraged to attend Annual Meetings. All of our then serving directors were in attendance at the 2007 Annual Meeting.

Board Committee Membership

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jay G. Baitler	X	X
John D. Beletic		X
Benn R. Konsynski	X		X
Daniel Okrent			X
Dennis J. Shaughnessy		X	X
Morton F. Zifferer	X	X

Audit Committee

        The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent auditors. The Audit Committee's duties include approving the selection of the independent registered public accounting firm, reviewing the scope of audits conducted by them, as well as the results of their audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met five (5) times during fiscal year 2008. A copy of the Audit Committee charter is available for review on our Web site (www.tessco.com), under the heading "Corporate." The Board of Directors has determined that Mr. Zifferer is the audit committee financial expert as defined by applicable SEC rules and is "independent" with the meaning of the applicable NASDAQ Rules.

Compensation Committee

        The Compensation Committee provides assistance to the members of the Board of Directors in fulfilling their responsibilities to the shareholders, potential shareholders and the investment community relating to compensation practices of the Company, including salary and other forms of compensation. The Compensation Committee's primary duties and responsibilities are to formulate and recommend compensation policies of the Company that will enable the Company to attract and retain high-quality leadership and that are consistent with the Company's established compensation philosophy. The Compensation Committee administers the Company's incentive compensation plans, including the Amended and Restated 1994 Stock and Incentive Plan. The Compensation Committee met five (5) times during fiscal year 2008. A copy of the Compensation Committee charter is available for review on our Web site (www.tessco.com), under the heading "Corporate."

Nominating and Governance Committee

        The Company has a Nominating and Governance Committee, the functions of which include making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluation of the current composition and governance structure of the Board of Directors and determination of its future requirements; making recommendations concerning nominees for election to the Board of Directors; and the appointment of Directors to Board Committees and the selection of Chairpersons of the Board Committees. The Nominating and Governance Committee met four (4) times during fiscal year 2008. The Nominating and Governance Committee performs other related functions and is governed by a charter, a copy of which is available for review on our Web site (www.tessco.com), under the heading "Corporate."

        The Nominating and Governance Committee has determined, in its view, that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company, and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. The Committee also examines a candidate's specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. Candidates may be identified through various means, including by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, by the retention of third-party consultants to assist in this process, and by considering director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration other factors it determines to be relevant, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to the Corporate Secretary at 11126 McCormick Road, Hunt Valley, Maryland 21031. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate's accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Communications with Directors

        The Board of Directors recommends that shareholders initiate any communications with the Board in writing. Written communications may be directed to the Corporate Secretary. Shareholders can send communications by e-mail to corporatesecretary@tessco.com, or by fax to (410) 229-1656 or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in their discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Compensation for Fiscal Year 2008

        The current compensation program for non-management directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size; compensation should align directors' interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.

        In consideration for services on the Board, each non-employee director of the Company is paid $25,000 per fiscal year plus $2,500 for each meeting of the Board and $1,000 for each meeting of a Committee of the Board that he or she attends. The table below does not include reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Non-management directors are also eligible to receive Performance Stock Units.

        The following table summarizes the compensation awarded to, earned by, or paid to the Company's non-management directors during fiscal year 2008:

Name	Fees earned or paid in cash ($)	Stock Awards(1)	Option Awards	Change in Pension Value	All Other Compensation	Total
Jay G. Baitler	$48,500	$—	$—	$—	$—	$48,500
John D. Beletic	50,000	83,216	—	—	—	133,216
Benn R. Konsynski	54,000	83,216	—	—	—	137,216
Daniel Okrent	49,000	84,445	—	—	—	133,445
Dennis J. Shaughnessy	51,500	83,216	—	—	—	134,716
Morton F. Zifferer	55,000	83,216	—	—	—	138,216

(1)
This column represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of PSU awards made in fiscal year 2008 as well as in prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The dollar amounts shown above reflect the Company's accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the recipient. Because fiscal year 2008 performance did not reach at least the threshold performance targets set by the Compensation Committee at the beginning of the fiscal year, no expense was recognized and no shares were earned related to PSU awards during the year.

Proposal Nos. 2 and 3—APPROVAL OF AMENDMENTS TO OUR
AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN

Proposal No. 4—APPROVAL OF OUR AMENDED AND RESTATED
1994 STOCK AND INCENTIVE PLAN FOR SECTION 162(m) PURPOSES

Proposed Amendments

        At the Annual Meeting, we will present separate proposals to the shareholders to approve amendments to our Amended and Restated 1994 Stock and Incentive Plan (the "1994 Plan") to:

  •
  extend the date through which awards may be granted under the 1994 Plan from July 22, 2009 to July 22, 2014; and

  •
  increase the number of shares of common stock available for awards under the 1994 Plan by 150,000, from 1,758,750 to 1,908,750.

        Our Board of Directors approved these amendments to the 1994 Plan, subject to approval by our shareholders.

        Each proposal will be submitted at the Annual Meeting to the shareholders for approval separately, to afford our shareholders increased flexibility in their consideration of and voting on each proposal. If Proposal No. 2 to extend the date through which awards may be granted under the 1994 Plan is not approved by the shareholders at the Annual Meeting, we will be unable to grant awards under the 1994 Plan after July 22, 2009, and our Board of Directors believes that our ability to attract, retain and motivate key personnel will be significantly compromised.

        We compete with other companies in our peer group and industry for highly qualified personnel. We believe that our ability to make equity-based awards is a valuable and necessary compensation tool that helps us to attract, retain and motivate key personnel and encourages these individuals to devote their best efforts to our business and financial success. In addition, we believe that equity-based awards align the long-term financial interests of recipients with the financial interests of our shareholders.

        We are proposing the amendments to the 1994 Plan for these reasons and the reasons set forth below for each proposal. After such discussion and discussion of Proposal No. 4 to approve the 1994 Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), we have set forth a description of the material features of the 1994 Plan, which should be read together with the description of each proposal.

Proposal No. 2—To Extend the Date through which Awards may be Granted under the 1994 Plan from July 22, 2009 to July 22, 2014.

        The 1994 Plan is currently the sole equity compensation plan under which we make grants and awards. We are now able to make grants and awards under the 1994 Plan only until July 22, 2009. Unless our shareholders approve an extension of its term, our ability to grant awards under the 1994 Plan as a means to help meet our business objectives will then terminate.

        Our Board of Directors believe that the ability to offer equity compensation incentives to eligible participants in the 1994 Plan, and particularly to our current and prospective senior management, is of paramount importance to our long term success. For example, our employment arrangements with Mr. Barnhill, our Chairman and Chief Executive Officer, provide for him serving in those capacities through fiscal year 2011, and our Board of Directors believes that our inability to offer equity compensation incentives could be a significant detriment to our CEO and senior management succession planning process.

        In addition, as discussed in greater detail below in connection with Proposal No. 3, we believe that we have demonstrated that the 1994 Plan is working to align the efforts of recipients toward maximizing shareholder value, and that our Performance Stock Award Program under the 1994 Plan properly encourages the achievement of superior results.

        Accordingly, and to avoid the prospect of compromising our ability to attract, retain and motivate key personnel through awards under the 1994 Plan, we are now seeking shareholder approval to extend the term of the 1994 Plan for five years from the current expiration date, to July 22, 2014. We believe it is vital to our recruitment and retention efforts to have an equity incentive plan in place. We believe that extending the term to July 22, 2014 will allow us not only to continue to grant awards under the 1994 Plan after July 22, 2009, but also to more effectively manage the 1994 Plan to accomplish its purpose of attracting, retaining and motivating key personnel through the grant of equity-based awards. We intend, consistent with our past practice, to seek shareholder approval frequently, as needed, for changes and amendments to the 1994 Plan.

        The resolution to be presented for shareholder approval of the amendment to the 1994 Plan as contemplated by Proposal No. 2 is included under the heading "Proposal No. 2" in Appendix A to this Proxy Statement, and is incorporated herein by reference.

        The Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 2 to amend the

1994 Plan to extend the date through which awards may be granted from July 22, 2009 to until July 22, 2014.

Proposal No. 3—To Increase the Number of Shares Available for Awards under the 1994 Plan by 150,000 shares, from 1,758,750 to 1,908,750.

        The 1994 Plan is currently the sole equity compensation plan under which we make grants and awards. As of June 4, 2008, 304,589 shares remained available for grants and awards under the 1994 Plan. We granted equity-based awards with respect to 188,000, 378,000 and 248,195 shares of our common stock under the 1994 Plan during the fiscal years ended March 30, 2008, April 1, 2007 and March 26, 2006, respectively; and we granted awards with respect to 275,000 shares under the 1994 Plan in April 2008 for fiscal year 2009. With the exception of a restricted stock award for 150,000 shares made to our President and Chairman in 2006, all of these awards were performance-based, in the form of Performance Stock Units, or PSUs, as described in greater detail below. The table below provides information regarding the earning and termination of PSUs granted in respect of our three most recent fiscal years.

Fiscal Year	PSUs Granted	PSUs Earned(1)	PSUs Terminated(2)	% of PSUs Earned(3)
2006	248,195	85,120	163,075	34%
2007	228,000	218,538	9,462	96%
2008	188,000	—	188,000	0%

	664,195	303,658	360,537	46%

    (1)
    The PSUs were earned based on meeting applicable performance goals, and the underlying shares then vest and are issued in either four 25% or three 33.3% annual installments beginning on or about May 1 immediately following the applicable fiscal year end, provided that the recipient remains employed by or associated with the Company on the corresponding vesting date.

    (2)
    PSUs terminated include PSUs terminated because the applicable performance goals were not met in the corresponding fiscal year or years, or because the recipient was no longer employed by or associated with the Company at the end of the applicable fiscal year(s). Shares underlying PSUs terminated were returned to the pool of shares available for future awards under the 1994 Plan.

    (3)
    Percentage determined by dividing PSUs earned by PSUs granted in the corresponding fiscal year.

        We believe that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The Compensation Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company's business, but also on producing superior results. We believe the fact that less than half of the PSUs granted in the last three fiscal years were earned is clear testimony to this view. For example, in fiscal year 2007—which was a successful year—a significant percentage of all PSUs were earned, but in fiscal year 2008—a year in which we fell short of our performance objectives—no PSUs were earned even though our fourth quarter fiscal year 2008 earnings per share was $0.32, our best quarter ever.

        Consistent with this approach of encouraging and rewarding superior results, the earnings per share targets established for the 275,000 PSUs granted in April 2008 for fiscal year 2009 are $1.10 for threshold and $1.73 for target. Accordingly, to meet target, whereupon all of these PSUs would be earned, we would have to deliver earnings per share results in 2009 averaging $0.43 per quarter, or 35% better than our $0.32 earnings per share for the fourth quarter of 2008—our best quarterly earnings per share ever. These targets were established only for internal purposes relative to the administration of the PSUs granted in April 2008, and should not be construed, and the reader is cautioned not to construe these targets, in the nature as guidance.

        We believe it is important to have sufficient shares available under the 1994 Plan to provide for equity-based awards, and are therefore asking shareholders to approve the increase in the number of shares available for awards under the 1994 Plan by 150,000, from 1,758,750 to 1,908,750.

        The resolution to be presented for shareholder approval of the amendment to the 1994 Plan as contemplated by Proposal No. 3 is set forth under the heading "Proposal No. 3" in Appendix A attached to this Proxy Statement, and is incorporated herein by reference.

        The Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 3 to amend the 1994 Plan to increase the number of shares available for awards by 150,000, from 1,758,750 to 1,908,750.

Approval of the 1994 Plan for Section 162(m) Purposes

Proposal No. 4—Approval of the 1994 Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code.

        We have used awards under the 1994 Plan since its inception as an integral part of our executive compensation program in order to provide competitive incentive opportunities to executives who can significantly influence our performance, and to improve our ability to attract, retain and motivate our management team. Beginning in fiscal year 2005, our equity-based compensation philosophy and practice shifted away from awarding stock options, to granting performance-based and time vested stock grants, and in April 2004 our Board of Directors established a Performance Stock Unit Award Program under the 1994 Plan. We intend to continue to use the ability to issue performance-based awards under the 1994 Plan as one means to help meet our business goals. Our Compensation Committee has discretion to determine whether awards made pursuant to the 1994 Plan will be designed to meet the requirements of Section 162(m) of the Code.

        The PSUs and other equity awards that may be made under the 1994 Plan are further described below, under the heading "Description of the 1994 Plan." To date, our Compensation Committee (or, in the case of the awards to members of the Board, the Compensation Committee with approval of the Board) in approving PSU awards under the 1994 Plan has established specific earnings per share performance objectives, and for other than non-employee directors, individual performance targets, that must be achieved over a defined performance cycle in order for the shares covered by PSU awards to be earned. Once earned on the basis of earnings per share performance, shares vest and are issued over a specified period of time (typically three or four years) determined at the time of grant, provided that the recipient remains employed by or associated with the Company on the designated date of share issuance. Earnings per share targets, which take into account the earnings impact of this program, are set by the Compensation Committee and the Board of Directors in advance for the complete performance cycle at levels designed to grow shareholder value. Under the terms of the PSU awards, the actual number of shares of our common stock that may be issued upon the vesting and earning of such performance share awards may range from zero to 100% of the shares covered by the PSU, depending on achievement of the established earnings performance objectives, the individual performance of the participant, and the continued employment or association of the participant with the Company.

        Generally, Section 162(m) of the Code does not permit publicly held companies to deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. However, compensation that qualifies as "performance-based" for purposes of Section 162(m) will not be subject to the deduction limit. Compensation deemed paid in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights generally qualifies as performance-based, as described below under "Deductibility of Executive Compensation." Other types of awards that may be granted under the 1994 Plan that have performance criteria as a condition to being earned, and which otherwise qualify as "performance based" compensation under Section 162(m), will not be subject to the $1 million deduction limit, provided that the material terms of the 1994 Plan, including the types of performance criteria, are approved by our shareholders at least once every five years.

        Our shareholders most recently approved our 1994 Plan and the types of performance criteria to be used in grants or awards thereunder in 2004. Our Board of Directors recognizes an increased possibility for Section 162(m) becoming an issue of greater importance, particularly if we are successful in our long term performance goals and business objectives and, consequently, shares covered by PSUs are earned and paid at an increased rate. Moreover, our Board of Directors believes that it is appropriate and makes good business sense in any event to allow for the possibility of performance-based awards qualifying under Section 162(m). Accordingly, to meet the Section 162(m) requirement that the performance criteria be approved by the shareholders every five years, our Board of Directors has determined to submit this Proposal No. 4 to you for approval.

        By approving this Proposal No. 4, you will be approving the eligibility of all of our employees, officers and non-employee directors to participate in the 1994 Plan, the types of performance criteria on which performance goals or targets for performance-based awards may be based, and the per-person limitations under the 1994 Plan.

        The types of performance criteria to be utilized in the making of performance-based awards under the 1994 Plan, and for which we seek shareholder approval for Section 162(m) purposes, are specific amounts of or changes in any one or more of: (i) earnings per share; (ii) revenues; (iii) stock price; (iv) market performance; (v) profitability; and (vi) other criteria related to our overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance.

        Because the Compensation Committee and the Board of Directors have discretion to determine the amount and types of awards to be granted under the 1994 Plan, all of the benefits that will be received in the future by participants are not readily determinable. However, we have previously limited and will continue to limit the number of shares in respect of which awards may be granted to any one individual employee participant in any calendar year under the 1994 Plan to 225,000.

        A number of other requirements must be satisfied in order for particular compensation to qualify as performance-based under Section 162(m). There can be no assurance that compensation resulting from awards intended to qualify under Section 162(m) will in fact be fully deductible under all circumstances. In addition, the 1994 Plan authorizes the grant of awards that will not qualify as performance-based. Compensation paid as a result of any such awards may be subject to the cap on deductibility under Section 162(m) if it and other non-performance-based compensation exceed $1 million per officer in a given year.

        Our Board proposes that you approve the 1994 Plan and the above-performance criteria to be utilized in the granting of performance-based awards under the 1994 Plan, so that if goals or targets based on any of these criteria and utilized in awards granted under the 1994 Plan are met, payments made in respect of these awards to our most highly compensated executive officers may be deducted by us as provided in Section 162(m).

        The material terms of the 1994 Plan, including the terms for PSUs, are set forth below.

        The Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 4 to approve the

1994 Plan and specific performance criteria for purposes of Section 162(m) of the Internal Revenue Code.

Description of the Amended and Restated 1994 Stock and Incentive Plan

What is the 1994 Plan?

        The purpose of the 1994 Plan is to attract, retain and motivate outstanding employees and other key personnel, including directors, through the incentives of stock ownership and stock based monetary compensation. The Board of Directors believes that granting equity compensation awards more closely aligns a recipient's interest with the Company's performance and objective of maximizing shareholder value.

        The 1994 Plan was initially approved by the Board of Directors in January 1994 and thereafter by the shareholders. Since 1994, the Plan has been amended at least five times with shareholder approval, and as a result, the maximum number of shares available for award at any time under the 1994 Plan had been increased previously to 1,758,750 shares (after accounting for our 3-for-2 stock split in November 2006). Also, non-employee directors are eligible for awards under the 1994 Plan.

Who administers the 1994 Plan?

        The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to designate participants, determine the types of awards to be granted, the number of shares to be covered by each award, and any other terms and conditions of the awards, including vesting requirements. All determinations, interpretations and other decisions relative to the 1994 Plan or awards granted thereunder may be made by the Compensation Committee and are conclusive and binding. In its administration of the 1994 Plan, the Compensation Committee sometimes seeks approval and guidance from the Board of Directors.

        The Compensation Committee is authorized under the 1994 Plan to determine the type of instrument, and the terms and conditions applicable to awards granted under the 1994 Plan, including performance criteria, goals and targets, and vesting requirements. Under the 1994 Plan, the Compensation Committee has discretion to adjust or accelerate the vesting of awards after grant. The Board currently anticipates that vesting would not be adjusted or accelerated for existing options; and for performance-based awards, vesting would be adjusted or accelerated only in the event of extraordinary or non-recurring events not contemplated in developing the performance criteria (i.e. change in control or material acquisitions).

Who is eligible for awards under the 1994 Plan?

        All of our employees, including officers and our non-employee directors, are eligible to receive awards under the 1994 Plan; however, the Compensation Committee presently contemplates the grant of future awards primarily to senior leaders and key contributors who are responsible for developing and executing our growth strategies. At March 30, 2008, we had 857 full time equivalent employees and 6 non-employee directors, all of whom are eligible to participate in the 1994 Plan.

        Awards for not more than 225,000 shares may be issued under the 1994 Plan to any one participant in any one calendar year; provided that not more than 75,000 shares may be issued to each non-employee director; and any non-employee director grants require the approval of a majority of disinterested directors.

What types of awards are available under the 1994 Plan?

        The 1994 Plan provides for the grant or award of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units and other performance awards, which may or may not be denominated in shares of common stock or other securities of the Company. Stock options granted under the 1994 Plan may be either "incentive stock options" (ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, or so-called non-qualified options. The exercise price of an option granted under the 1994 Plan may not be less than the fair market value of our common stock on the date of grant. On June 12, 2008, the closing market price of our common stock was $13.08.

        Our compensation philosophy currently focuses primarily on the grant of awards that are earned or vest on the basis of performance criteria other than stock price. In April 2004, the Compensation Committee, with the approval of the Board of Directors, established the Performance Stock Unit Award Program, which is designed to align all efforts of recipients toward increasing earnings and maximizing shareholder value. Under this program, Performance Stock Units, or PSUs, are awarded to selected individuals. Each PSU entitles the recipient to earn one share of common stock, but only after earnings per share (EPS), and for employee participants, individual performance targets are met over a defined performance cycle. Once earned, shares vest and are issued over a period of years, provided that the recipient remains associated with the Company until the respective share issuance dates. Earnings per share targets, which take into account the earnings impact of the program, are set in advance for the complete performance cycle by the Compensation Committee, and approved by the Board of Directors, at levels determined to be necessary to drive shareholder value. PSU awards have been made annually at the beginning of each fiscal year since the establishment of the PSU Award Program in 2004. At present, PSU awards are held by an aggregate of 30 individuals and offer these holders the opportunity to earn and receive an aggregate of 378,414 shares of common stock, of which 103,414 shares have been earned and will be issued provided that the holders of the awards remain associated with the Company until the respective share issuance dates, and 275,000 shares have not yet been earned.

        For additional information regarding outstanding awards under the 1994 Plan, please refer to the discussion of "Stock Based Compensation Plans" in this Proxy Statement, and for information regarding the outstanding awards held by our chief executive officer and four other most highly compensated executive officers see the "Summary Compensation Table" in this Proxy Statement.

        It is the intention of the Compensation Committee and Board of Directors to continue the possibility of annual PSU grants or the grant of other performance-driven awards. Although the 1994 Plan permits the issuance of a variety of stock-based awards, including options and SARs, it is the current thinking of the Board of Directors that awards should generally be performance-driven, like the PSUs. Possible performance criteria that may be used in future performance-based awards include earnings per share, revenues, stock price, market performance, profitability and other criteria related to our overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance. Our Compensation Committee has discretion to determine whether awards made under the 1994 Plan will be designed to meet the requirements of Section 162(m) of the Code.

What is the duration of the 1994 Plan?

        The date through which awards may be granted under the 1994 Plan is currently July 22, 2009. No awards may be made under the 1994 Plan on or after July 22, 2009, unless Proposal No. 2 is approved by our shareholders, in which case the date through which awards may be granted under the 1994 Plan will be extended until July 22, 2014. Any award granted prior to the date after which awards may be granted may extend beyond that date unless otherwise expressly provided in the award agreement, and the Compensation Committee and Board of Directors retain the right after such date to continue to administer awards that then remain outstanding.

How many shares have been allocated to the 1994 Plan?

        The 1994 Plan currently provides for the issuance of up to 1,758,750 shares of our common stock. As of June 4, 2008, an aggregate of 940,747 shares had been issued pursuant to awards made under the 1994 Plan, 513,414 shares are covered by outstanding awards, and 304,589 shares are available for future awards under the 1994 Plan. Assuming approval by the shareholders of Proposal No. 3, the aggregate number of shares available for issuance at any time under the 1994 Plan would be increased by 150,000 from 1,758,750 to 1,908,750, and the number of shares available for future awards will increase to 454,589. These shares may be either authorized and unissued shares or issued shares reacquired by us and held in treasury.

        The aggregate number of shares issuable under the 1994 Plan and the number of shares subject to options and awards made under the 1994 Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to stock options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited, and shares that are not issued as a result of forfeiture, expiration or termination of an award, including shares that are not earned or that are forfeited under a performance share award, may be reissued under the 1994 Plan.

How are awards made under the 1994 Plan treated if the participant's employment or association with the Company is terminated?

        Subject to the Committee's discretion and the specific terms of any applicable award agreement, awards generally terminate upon the earlier of (a) termination of employment or other engagement for any reason other than death, retirement, or disability, (b) twelve months after retirement of the employee at the employee's normal retirement date, or (c) twelve months after the date of a recipient's death with respect to options and SARs to the extent they are exercisable at the time of the recipient's death. In the event of retirement, disability or death, any restriction applicable to a restricted stock award will be removed on a pro rata basis in accordance with the portion of the restricted period that has expired as of the date of retirement, disability, or death, as applicable. In the case of a PSU award, the participant must generally be employed by (or otherwise associated with) the Company on the last day of the fiscal year in order to earn any shares for that year and, in addition, must remain employed by (or otherwise associated with) the Company on each of the annual distribution dates in order to be entitled to receive any shares otherwise earned. This latter condition does not apply, however, if employment has been terminated by the Company other than for cause, by the employee for good reason, or on account disability, death, or in some cases, normal retirement (subject to restrictions under Section 162(m)).

        The shares of common stock underlying any awards granted under the 1994 Plan that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are available for future awards under the 1994 Plan.

How will the amendments to the 1994 Plan as proposed under Proposal Nos. 2, 3 and 4 be affected if the shareholders approve such Items?

        If Proposal No. 2 is approved by the shareholders, we will amend Section 3(b) of the 1994 Plan as described under the heading "Proposal No. 2" on Appendix A to this Proxy Statement. If Proposal No. 3 is approved by the shareholders, we will amend clause (i) of Section 5(a) of the 1994 Plan as described under the heading "Proposal No. 3" on Appendix A to this Proxy Statement. If any combination of Proposal Nos. 2, 3 and 4 are approved by shareholders, we will make the approved changes to the 1994 Plan, and we will also add the following statement to the 1994 Plan: "Anything herein to the contrary notwithstanding, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options on SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is lower than the exercise price of the original options or SARS without first obtaining shareholder approval of such repricing." We would then expect to also amend and restate the 1994 Plan, and rename the 1994 Plan as the "Second Amended and Restated 1994 Stock and Incentive Plan," and make additional changes for purposes of good faith compliance with Section 409A of the Code, as interpreted under currently available guidance, and to make certain adjustments and clarifications to the terms of the 1994 Plan. Neither the amendment and restatement for Section 409A purposes or the additional language regarding repricing, nor the other adjustments and clarifications, constitute material amendments to the 1994 Plan, and therefore, do not require separate shareholder approval.

What are the federal tax consequences of awards under the 1994 Plan?

        The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1994 Plan. This summary is intended for general information only, and state and local income tax consequences are not discussed and vary from state to state and locality to locality.

        Stock Options.    A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we will generally be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment or within three months after termination of employment (or one year in the case of disability). If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of by sale within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and we will generally be entitled to a corresponding deduction for tax purposes.

        SARs.    A participant generally will not recognize any taxable income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by us upon such exercise, and we will generally be entitled to a corresponding deduction for tax purposes.

        Restricted Stock.    A participant will not recognize taxable income at the time of the grant of shares of restricted stock, restricted stock units (i.e., the right to receive stock at a later date, subject to certain conditions), and including Performance Stock Units, that are not transferable and are subject to a substantial risk of forfeiture, and we will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such an election is not made, the participant will recognize ordinary taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is generally deductible by us as compensation expense. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and before the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and we will generally be entitled to a corresponding deduction.

        Deductibility of Executive Compensation.    Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be "performance-based". Compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options granted under the 1994 Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of "outside directors" as defined under Section 162(m). We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by us without limitation under Section 162(m). Assuming Proposal No. 4 above is approved by the shareholders, we will have the ability to grant "performance-based" awards intended to qualify under Section 162(m) for the next five years, assuming the 1994 Plan otherwise remains in effect and shares are available for awards.

        Impact of Section 409A.    Section 409A of the Code applies to compensation vested or deferred after December 31, 2004. Generally speaking, an amount is "vested" on the date that the employee's or director's right to receive the amount is no longer conditioned on the employee's or director's performance of substantial future services, and "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year. As noted above, if any combination of any of Proposal Nos. 2, 3 and 4 are approved by the shareholders, we will make the described changes to the 1994 Plan, and then expect to amend and restate the 1994 Plan to make changes intended to establish good faith compliance of the 1994 Plan with Section 409(A) of the Code, as interpreted under currently available guidance.

May the 1994 Plan be Amended or Terminated?

        In general, the Board of Directors may amend the 1994 Plan in any respect that does not adversely affect an award granted and then outstanding under the 1994 Plan. Shareholder approval is, required however, for any amendment to the 1994 Plan that (i) except in limited circumstances, increases the maximum number of shares for which awards may be made under the 1994 Plan, (ii) reduces the exercise price at which options may be granted or otherwise materially increases the benefits accruing to participants under the 1994 Plan, or (iii) materially modifies the terms of the 1994 Plan. Amendments of the 1994 Plan may also require shareholder approval under the Rules of the NASDAQ Global Market, as applicable to the Company.

Proposal No. 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending March 29, 2009, and the Company seeks ratification of such appointment by the shareholders. Ernst & Young LLP has audited our financial statements commencing with the fiscal year ended March 30, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions.

        Shareholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of our shareholders.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

        The following table sets forth information regarding the beneficial ownership of common stock of the Company, as of June 4, 2008 by (i) all shareholders known by the Company to beneficially own more than five percent of our common stock, (ii) each of the directors and each of the Chief Executive Officer and Chief Financial Officer during fiscal year 2008 and the other three most highly compensated executive officers at fiscal year end 2008 (the "named executive officers"), and (iii) all directors and named executive officers as a group. Percentage of beneficial ownership is based on 5,306,362 shares of common stock outstanding on June 4, 2008.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers:
Robert B. Barnhill, Jr.(2)	1,399,036	25.7%
Jay G. Baitler	2,000	*
John D. Beletic	41,049	*
Benn R. Konsynski, Ph.D.	71,268	1.3%
Daniel Okrent	24,111	*
Dennis J. Shaughnessy	29,693	*
Morton F. Zifferer, Jr.	43,550	*
Gerald T. Garland	30,503	*
Douglas A. Rein	22,810	*
Said Tofighi	13,280	*
David M. Young	25,261	*
All Directors and Named Executive Officers as a group (11 persons)(3)	1,702,561	31.3%
Principal Shareholders:
Discovery Group L.P.(4)	480,532	9.3%
Brightpoint, Inc.(5)	470,000	9.1%
Renaissance Technologies(6)	334,400	6.5%

*
Less than 1% of the outstanding common stock.

(1)
Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Persons are deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable within 60 days of June 4, 2008 are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person.

(2)
Includes 250,000 shares held by Mr. Barnhill's spouse and children; 135,000 shares subject to currently exercisable stock options; and 15,000 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Mr. Barnhill's address is 11126 McCormick Road, Hunt Valley, Maryland 21031.

(3)
Includes 135,000 shares subject to currently exercisable stock options.

(4)
Derived from Schedule 13D filed by Discovery Group I, LLC on June 3, 2008. Discovery's address is 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606.

(5)
Derived from Schedule 13D filed by Brightpoint, Inc. on November 12, 2007. The address of Brightpoint's principal executive offices is 2601 Metropolis Parkway, Suite 210, Plainfield, Indiana 46168.

(6)
Derived from Form 13F filed by Renaissance Technologies, LLC on May 15, 2008. Renaissance's address is 800 Third Avenue, 33rd Floor, New York, NY 10022.

EXECUTIVE COMPENSATION

Stock-Based Compensation Plans

        The Company's Amended and Restated 1994 Stock and Incentive Plan (the "1994 Plan"), as currently in effect, provides for the grant or award to regular full-time employees (including officers) and non-employee directors of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of common stock or other securities of the Company. The maximum number of shares of common stock currently issuable pursuant to awards granted under the 1994 Plan is 1,758,750, subject to adjustment to reflect stock splits and other similar events. As of June 4, 2008, 443,340 shares of common stock had been issued to participants pursuant to Performance Stock Units (PSUs) previously granted, and as of that same date, 103,414 additional shares of the Company's common stock have been earned, but remained subject to issuance pursuant to outstanding PSUs. Also, PSU grants totaling 275,000 shares were made on April 24, 2008 for fiscal year 2009. As of June 4, 2008, 103,414 shares have been earned and will be paid in accordance with the terms of the applicable PSU awards, provided that the respective participants remain employed by or associated with the Company on the respective payment dates. Because fiscal year 2008 performance did not reach at least the threshold performance targets set by the Compensation Committee at the beginning of the fiscal year, no expense was recognized and no shares were earned related to PSU awards during fiscal year 2008. Also as of June 4, 2008, options for 347,407 shares had been granted and exercised and options for 135,000 shares had been granted and remained outstanding (i.e., had not lapsed, been cancelled, repurchased or expired), under the 1994 Plan. Also, during fiscal year 2007, the Company issued Mr. Barnhill a restricted stock grant of 150,000 shares, 30,000 of which have vested as of June 4, 2008 and 120,000 of which remained subject to risk of forfeiture. Accordingly, as of June 4, 2008, the number of shares of common stock available for future award grants under the 1994 Plan was 304,589. The shares of common stock underlying any awards granted under the 1994 Plan that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are returned to the pool of shares available for future awards under the 1994 Plan.

        As noted above, on April 24, 2008, the Compensation Committee, with the unanimous concurrence of the full Board of Directors, made additional PSU awards to 21 key individuals (including the named executive officers, other members of the Company's management, key contributors and directors) providing them with the opportunity to earn up to 275,000 shares of common stock in the aggregate, depending upon whether certain "threshold" or "target" earnings per share targets are met and individual performance metrics are satisfied in fiscal year 2009. These PSUs have only one measurement year (fiscal year 2009), with any shares earned based on fiscal year 2009 performance to vest 25% on or about each of May 1 of 2009, 2010, 2011 and 2012, provided that the participant remains employed by or associated with the Company on each such date. The earnings per share targets for these PSUs are $1.10 per share for threshold and $1.73 for target. In order for 100% of the shares underlying the April 2008 PSUs to be earned, fiscal year 2008 earnings per share must reach target earnings per share of $1.73. If fiscal year 2009 actual earnings per share is between $1.10 and $1.73, a portion of the shares will be earned and if fiscal year 2009 actual earnings per share does not reach $1.10, no shares will be earned. Actual earnings per share in fiscal year 2008 was $0.88. These targets were established only for internal purposes relative to the administration of the PSUs granted in April 2008, and should not be construed, and the reader is cautioned not to construe these targets, in the nature of guidance. The earnings per share targets include, once again for fiscal year 2009, the compensation expense for the PSUs. Of this amount, Mr. Barnhill received 30,000 PSUs and the other named executive officers all received 25,000 PSUs each. Also, Messrs. Baitler, Beletic, Konsynski, Okrent, Shaughnessy and Zifferer each received 7,500 PSUs. Additionally, each non-employee director holds 3,750 PSUs that were earned based on fiscal year 2007 performance and that will vest in equal amounts on or about May 1, 2009 and 2010 as long as each director remains a director of the Company on those dates. See the Outstanding Equity Awards at 2008 Fiscal Year End schedule included in this proxy for a detail of outstanding equity awards, including PSUs, options and restricted stock for all of the Named Executive Officers.

        In addition, the Company maintains the Team Member Stock Purchase Plan. This plan permits eligible employees to purchase up to an aggregate of 300,000 shares of the Company's common stock at 85% of the lower of the market price on the first day of a six-month period and the market price on the last day of that same six-month period. During fiscal year 2008, 6,408 shares were sold to employees under this plan.

Equity Compensation Plan Information

        The following table sets forth information as of March 30, 2008, the last day of fiscal year 2008, with respect to the Company's Amended and Restated 1994 Stock and Incentive Plan, Team Member Stock Purchase Plan, and options granted pursuant to other compensation arrangements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	694,031	(1)	$8.35	(2)	616,674	(3)

(1)
Includes options exercisable for an aggregate of 135,000 shares of common stock, the non-vested portion of the restricted stock grant made to Mr. Barnhill (120,000 shares), and an aggregate of 439,031 shares of common stock subject to issuance pursuant to performance stock units, or PSUs, in each case granted pursuant to the Amended and Restated 1994 Stock and Incentive Plan (1994 Plan). The weighted average contractual life of the outstanding options is 3.83 years. Of the 439,031 shares subject to issuance pursuant to PSUs, 251,031 shares have been earned and will be issued on or about May 1, 2008, 2009, 2010 and 2011, provided that the respective participants remain employed by or associated with the Company on each of these issue dates, subject however, to accelerated vesting upon a change in control or termination of service under certain circumstances. PSUs for the remaining 188,000 shares were not earned on the basis of fiscal year 2008 performance and were cancelled in April 2008. Does not reflect additional PSUs issued on April 24, 2008 which provide participants with the opportunity to earn up to an aggregate of 275,000 shares of common stock on the basis of fiscal year 2009 Company and individual performance.

(2)
Reflects a weighted average exercise price of $8.35 per share for 135,000 issued and outstanding options. Does not reflect any impact for shares issuable pursuant to PSUs or the restricted stock grant made to Mr. Barnhill, as these instruments do not include an exercise price.

(3)
Includes 225,085 shares of common stock available for purchase under the Team Member Stock Purchase Plan and 391,589 shares remaining available for issuance pursuant to future award grants under the 1994 Plan. Does not reflect PSUs issued on April 24, 2008 pursuant to the 1994 Plan, which provide participants with the opportunity to earn up to an aggregate of 275,000 shares of common stock on the basis of fiscal year 2009 Company and individual performance. Also, does not reflect the PSUs for 188,000 shares cancelled in April 2008.

Summary Compensation Table

        The following table summarizes the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and Chief Financial Officer during fiscal years 2008 and 2007, and the Company's other three most highly compensated executive officers at each fiscal year end (the "named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value		All Other Compensation		Total(16)

Robert B. Barnhill Jr., Chairman of the Board, President and Chief Executive Officer	2008 2007	$600,000 619,616	$592,694 483,551	$9,147 61,632	$	— 538,000	$20,300 —	(5) (4)	$134,797 134,989	(6) (7)	$1,356,938 1,837,788

Gerald T. Garland, Senior Vice President, Solutions Development and Product Management	2008 2007	300,000 308,846	242,792 162,706	2,075 6,620		— 192,000	— —		16,616 12,476	(8) (9)	561,483 682,648

Douglas A. Rein, Senior Vice President, Fulfillment and Operations	2008 2007	250,000 258,654	209,124 145,593	— 1,920		— 148,000	— —		19,158 6,810	(10) (11)	478,282 560,977

Said Tofighi, Senior Vice President, Market Development and Sales	2008 2007	250,000 256,731	178,714 105,152	— 583		— 148,000	— —		13,884 6,541	(12) (13)	442,598 517,007

David M. Young, Senior Vice President, Chief Financial Officer and Corporate Secretary	2008 2007	250,000 256,731	181,420 107,468	— 378		— 148,000	— —		14,803 4,690	(14) (15)	446,223 517,267

(1)
This column represents the dollar amount recognized by the Company for financial statement reporting purposes for the fair value of PSU awards made in both fiscal year 2007 and fiscal year 2008, as well as prior fiscal years, in accordance with SFAS 123R. Earnings per share targets for PSU awards made in fiscal year 2008 were $1.25 to $1.55 and because these targets were not met, no shares were earned in respect of fiscal year 2008 performance. For Mr. Barnhill, the column also includes $237,600 recognized by the Company for financial reporting purposes with respect to a restricted stock award, for fiscal years 2008 and 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The dollar amounts shown above reflect the Company's accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. For a discussion of the assumptions made in the valuation of these awards see the notes to the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2008.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of stock options granted to each of the named executives, in prior fiscal years, in accordance with SFAS 123R. No stock options were granted in fiscal year 2007 or fiscal year 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company's accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executives. For a discussion of the assumptions made in the valuation of these awards, see the notes to the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2008.

(3)
Represents bonuses paid pursuant to the Company's Value Share Plan. During fiscal year 2008, no bonuses were earned under the Value Share Plan.

(4)
During fiscal year 2007, the Company entered into an Employment Agreement which superseded the Employment Agreement previously entered into between the Company and Mr. Barnhill. As a result, the Company changed the assumption used for Mr. Barnhill's retirement date, to the Company's benefit, in valuing Mr. Barnhill's Supplemental Employment Retirement Plan in fiscal year 2007. The effect of this change of assumption resulted in a reduction in the value recorded by the Company for this Plan during fiscal year 2007 of $153,800.

(5)
Represents the change in Mr. Barnhill's Supplemental Employment Retirement Plan for fiscal year 2008. This amount reflects the Company's accounting expense for this plan and does not necessarily correspond to the actual value that will be recognized by Mr. Barnhill.

(6)
Includes, (i) premiums in the amount of $12,500 for a life insurance policy; (ii) payments in the amount of $65,000 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (iii) $3,860 allocated to Mr. Barnhill's Retirement Savings Plan account; (iv) premiums of $7,842 and $9,549 for long-term care insurance and supplemental long-term disability coverage, respectively; (v) $35,437 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes; and (vi) spousal travel of $609. Mr. Barnhill's spouse is also employed by the Company and the travel expenses noted above are typically business related. Ms. Barnhill performs administrative and event planning functions and her current annual salary of $36,000 is not included in the above table. Total membership fees include annual dues of $12,250 paid to a club that certain employees use for business generation and corporate purposes. This particular club requires that a specific individual be designated as the member, even though this is a corporate membership. In 2008, Mr. Barnhill was designated as that member.

(7)
Includes (i) premiums in the amount of $12,500 for a life insurance policy; (ii) payments in the amount of $65,000 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (iii) $2,397 allocated to Mr. Barnhill's Retirement Savings Plan account; (iv) premiums of $7,842 and $5,710 for long-term care insurance and supplemental long-term disability coverage, respectively; (v) $35,082 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes; and (vi) spousal travel of $6,458. Mr. Barnhill's spouse is also employed by the Company and the travel expenses noted above are typically business related. Ms. Barnhill performs administrative and event planning functions and her current annual salary of $36,000 is not included in the above table. Total membership fees include annual dues of $12,100 paid to a club that certain employees use for business generation and corporate purposes. This particular club requires that a specific individual be designated as the member, even though this is a corporate membership. In 2007, Mr. Barnhill was designated as that member.

(8)
Represents $3,840 allocated to Mr. Garland's Retirement Savings Plan Account, $643 in leave payout (during fiscal year 2008 the Company lowered the maximum allowable leave bank for all employees and consequently any amount accrued in excess of the new cap was paid in cash to all affected employees), $2,508 in premiums for supplemental life insurance coverage, $2,565 in premiums for long-term care insurance and $7,060 in premiums for supplemental long-term disability coverage.

(9)
Represents $1,196 allocated to Mr. Garland's Retirement Savings Plan Account, $1,655 in premiums for supplemental life insurance coverage, $2,565 in premiums for long-term care insurance and $7,060 in premiums for supplemental long-term disability coverage.

(10)
Represents $6,917 allocated to Mr. Rein's Retirement Savings Plan Account, $3,284 in leave payout (during fiscal year 2008 the Company lowered the maximum allowable leave bank for all employees and consequently any amount accrued in excess of the new cap was paid in cash to all affected employees), $1,278 in premiums for supplemental life insurance coverage, $2,302 in premiums for long-term care insurance and $5,377 in premiums for supplemental long-term disability coverage.

(11)
Represents $847 allocated to Mr. Rein's Retirement Savings Plan Account, $835 in premiums for supplemental life insurance coverage, $2,302 in premiums for long-term care insurance and $2,826 in premiums for supplemental long-term disability coverage.

(12)
Represents $8,036 allocated to Mr. Tofighi's Retirement Savings Plan Account, $112 in leave payout (during fiscal year 2008 the Company lowered the maximum allowable leave bank for all employees and consequently any amount accrued in excess of the new cap was paid in cash to all affected employees), $1,308 in premiums for supplemental life insurance coverage, $2,427 in premiums for long-term care insurance and $2,001 in premiums for supplemental long-term disability coverage.

(13)
Represents $1,258 allocated to Mr. Tofighi's Retirement Savings Plan Account, $855 in premiums for supplemental life insurance coverage, $2,427 in premiums for long-term care insurance and $2,001 in premiums for supplemental long-term disability coverage.

(14)
Represents $5,764 allocated to Mr. Young's Retirement Savings Plan Account, $2,332 in leave payout (during fiscal year 2008 the Company lowered the maximum allowable leave bank for all employees and consequently any amount accrued in excess of the new cap was paid in cash to all affected employees), $700 in premiums for supplemental life insurance coverage, $2,040 in premiums for long-term care insurance and $3,967 in premiums for supplemental long-term disability coverage.

(15)
Represents $889 allocated to Mr. Young's Retirement Savings Plan Account, $450 in premiums for supplemental life insurance coverage, $2,040 in premiums for long-term care insurance and $1,311 in premiums for supplemental long-term disability coverage.

(16)
In fiscal year 2008, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 44% for Mr. Barnhill, 53% for Mr. Garland, 52% for Mr. Rein and 56% for Messrs. Tofighi and Young. In fiscal year 2007, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 63% for Mr. Barnhill, 73% for Mr. Garland, 72% for Mr. Rein and 78% for Messrs. Tofighi and Young.

Narrative Supplement to the Summary Compensation Table in Fiscal Year 2008

Performance-Based Annual Cash Bonus (Value Share Plan)

        Target cash bonus awards are expressed as a percentage of the actual base salary paid to the named executive officer during each fiscal year. The percentages are determined by the Compensation Committee based upon the named executive officer's job level and responsibilities and may vary for different officers or business units. We refer to this program as our Value Share Plan.

        Early in each fiscal year, the Compensation Committee establishes specific performance objectives for the payment of cash bonus awards for that year. The performance objectives for each year are aligned with our growth and diversification strategies and may include: earnings per share, commercial customer growth, productivity measurements (i.e. net income as a percentage of revenues) and returns (i.e. return on assets). When establishing performance goals for a given year, the Compensation Committee reviews and discusses our business and financial plans for that year and their key underlying assumptions, expectations under then-existing and anticipated market conditions and the opportunity to generate shareholder value. Based on these and other factors, the Compensation Committee establishes various annual performance targets for purposes of the Value Share Plan.

        Generally, following the close of each fiscal year, the Committee determines whether the performance objectives for the previous year have been achieved and evaluates and then rates the individual performance of each of the named executive officers for purposes of the Value Share Plan. This individual rating may increase or decrease the final cash bonus of a named executive officer. The Committee evaluates each named executive officer's leadership skills and contribution by considering a variety of factors, including collaboration within the organization and the individual's ability to drive overall results.

Performance Stock Award Program and other Equity Incentives

        Our Performance Stock Award Program is designed to reward the achievement of business objectives that benefit our shareholders and to help us recruit and retain a successful and tenured management team. The Committee believes that providing equity based rewards to senior leaders and key contributors who are responsible for developing and executing our growth strategies is in the best interests of all shareholders. Beginning in fiscal year 2005, the Committee determined that moving equity based compensation away from stock options to performance-based and time-vested stock grants is generally more aligned with long-term shareholder interests. The Committee has not granted stock options since May 2003, but has granted Performance Stock Units (PSUs) to its named executive officers and other key contributors in each fiscal year beginning in fiscal year 2005. In August 2006, the Committee also made a restricted stock grant to our Chief Executive Officer in connection with his new employment agreement, as discussed further below.

        Similar to the Value Share Plan, the Compensation Committee establishes specific performance objectives for the earning of shares under PSU awards. While those goals need not be the same as those established for the Value Share Plan, they are generally established on the basis of the same criteria and after similar consideration. However, the sole company performance metric for PSUs granted to date has been earnings per share, with the Committee typically establishing "threshold" and "target" earnings per share thresholds for each measurement year. No shares are earned if the "threshold" is not met and a maximum number of shares are earned if the "target" threshold is met, all consistent with the desire of the Committee to incent the executive officers to increase earnings per share for the benefit of all shareholders. As with the Value Share Plan, each executive officer's performance is evaluated and rated by the Committee, and this rating may increase or decrease the final number of shares earned.

        In the past, three year performance cycles were used, requiring the Committee to establish performance objectives for a three year period for purposes of PSU grants. More recently, however, in response to the inherent difficulties in predicting earnings per share performance over a three year period, PSUs have been granted with one year measurement periods, with any shares earned on the basis of performance during that period paid over a three or four year period, provided that the executive remains employed at the respective payment dates. The Committee believes this is more manageable and more appropriately rewards both company performance and loyalty.

        Similar to the Value Share Plan, following the close of each fiscal year, the Compensation Committee determines whether and to what extent the performance thresholds have been met for PSU purposes. When considering whether earnings per share performance thresholds have been met, the Committee considers the impact of these awards and payments under the Value Share Plan.

Executive Perquisites

        The Compensation Committee believes that it has taken a conservative approach to perquisites. We provide Mr. Barnhill with golf and social club memberships, used exclusively or primarily for corporate development and business generation purposes. See the "Summary Compensation Table" for an itemized disclosure of perquisites for Mr. Barnhill. Each of the other named executive officers were the beneficiaries of minor perquisites in fiscal year 2008, which in the aggregate totaled less than $10,000 each. The Committee has considered these perquisites and has determined them to be reasonable and appropriate.

Other Potential Post-Employment Payments—Retirement and Other Benefits

        The key retirement and other benefits provided to our named executive officers, where applicable, are described below.

  •
  Executive Life Insurance.    Our named executive officers, excluding Mr. Barnhill, are provided life insurance benefits with coverage of $500,000. Mr. Barnhill is paid certain amounts in lieu of life insurance (see the Summary Compensation Table for more information).

  •
  Long-Term Care Insurance.    Our named executive officers are provided with long-term care insurance with coverage of up to $200 per day, adjusted annually, to reimburse for costs associated with nursing home care, hospice care, assisted living facility care and home-based care.

  •
  Supplemental Long-Term Disability.    If a named executive officer should become disabled and unable to work for a period lasting more than 90 days, this benefit will provide a level of income not covered by our group long-term disability plan. Our group long-term disability plan provides coverage for up to two-thirds of salary and bonus, up to a maximum base salary of $144,000. The supplemental long-term disability benefit extends such coverage to our named executive officers.

  •
  Supplemental Executive Retirement Plan (SERP).    Mr. Barnhill has been provided a supplemental executive retirement plan, which will provide Mr. Barnhill (and his spouse if so elected) with a $75,000 annual pension benefit payable upon Mr. Barnhill's retirement or for termination of employment for reasons other than cause (as defined in his employment agreement).

  •
  401(k) Plan and Team Member Stock Purchase Plan—The named executive officers are also eligible to participate in our 401(k) and Team Member Stock Purchase Plan, which are both open to all of our employees.

The Compensation Committee has determined that providing the benefits described above is necessary to remain competitive and to further the goals of the Committee in attracting, retaining and motivating executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of the Company. The named executive officers are also eligible to participate in the same medical, dental and similar welfare benefit programs that are available to our other employees.

        Mr. Barnhill:    Pursuant to the terms of an employment agreement between the Company and Mr. Barnhill entered into on August 31, 2006, Mr. Barnhill continues to be employed as President and Chief Executive Officer, and has agreed to continue to serve as Chairman of the Board of Directors, for an initial term of five fiscal years, through fiscal year 2011; and Mr. Barnhill has agreed then to continue to be employed as Executive Chairman, commencing with fiscal year 2012 and continuing through fiscal year 2016. The overall objective of the Committee in formulating this new arrangement was to provide for an extended employment term to better assure Mr. Barnhill's active long-range participation in the pursuit of ongoing Company initiatives, in the development and execution of new initiatives, and in the formulation and implementation of a leadership succession and transition plan. As Executive Chairman beginning in fiscal year 2012, Mr. Barnhill will initially be responsible for leadership transition, and while working on a reduced schedule, is expected to serve as a Senior Advisor to a new Chief Executive Officer and to the Board of Directors, using his experience and role as founder and past Chief Executive Officer, to help guide continued growth and development. The employment agreement further anticipates that, subject to his being eligible and qualified to serve, and to his being re-elected from time to time during the ten fiscal year period covered thereby, Mr. Barnhill will remain as a member of the Board of Directors, initially as Chairman and subsequently as Executive Chairman. In connection with and at the time of execution of the employment agreement, and in order to further incentivise Mr. Barnhill over the long-term, Mr. Barnhill received a Restricted Stock Award for 150,000 shares of common stock under our Amended and Restated 1994 Stock Incentive Plan.

        In August 2006, pursuant to the employment agreement, Mr. Barnhill's base annual salary was increased for the first time since 2000 to $600,000. The employment agreement further provides for the continuation of that base annual salary, at a minimum, for the initial five fiscal years of its term, and for the subsequent five fiscal years, the employment agreement establishes Mr. Barnhill's base annual salary at a minimum of $200,000. During the entire term, he remains eligible for salary increases as determined by the Compensation Committee, and for additional cash bonuses and equity awards in accordance with the Company's incentive compensation program. Mr. Barnhill's annual cash bonus target will be not less than 100% of his annual base salary, as applicable during the term of the employment agreement. The employment agreement also provides for the continuation of benefits previously provided to him. The employment agreement (including the restricted stock award) includes specific payouts/accelerated vesting and for various methods of termination of this agreement by either party.

        The Compensation Committee believes that, as the founder and chief visionary of the Company, Mr. Barnhill's situation is different than that of the other executives and determined to provide for, among other things, material benefits to him and/or his estate in the event of a termination without cause, or his death or his disability prior to a change in control, or in the event of a termination for any reason following a change in control, as well as acceleration of equity awards upon the occurrence of a change in control. This, the Compensation Committee believes, is consistent with his stature, but more importantly will allow him to focus on his duties at hand and provide him security should his employment be terminated through no fault of his own. In addition, in establishing his employment agreement, it was the intention of the Committee that Mr. Barnhill not be forced to remain as an employee of the Company following a change in control and to obtain protection for the Company in the nature of an agreement on the part of Mr. Barnhill not to compete with the Company for a period of time following termination of his employment.

        The Committee also recognized the value to Mr. Barnhill of remaining in a position of substantial authority and that, upon a change in control, Mr. Barnhill, as currently the largest shareholder of the

Company, would likely receive a significant benefit through his stock ownership. Because of Mr. Barnhill's significant equity stake, there was little concern that the prospect of change in control payments would influence his actions in a change in control situation. Accordingly, the agreement provides for payment upon termination of his employment for whatever or no reason following a change in control (sometimes referred to as a "single trigger"). The agreement does, however, generally provide for a lower multiple of base salary and incentive compensation for termination following a change in control (one times) as compared to prior (three times), but in the case of termination following a change in control the Company also agreed to pay an amount to compensate for any additional tax liabilities incurred by him as a result of payments deemed in connection with a change in control.

        As a general matter, upon a termination of Mr. Barnhill by the Company prior to a change in control through no fault or failure on his part (including upon death or disability), he will be entitled to continued salary and cash bonus payments as well as acceleration of earned but not yet vested PSUs (consistent with all PSU holders) and the unvested portion of his restricted stock grant, and the continuation of insurance or similar benefits (or a cash payment in lieu) for a period of three years, and payment under his SERP plan. Upon termination for any reason following a change in control, he will be entitled to continued salary and cash bonus payments for the remainder of the then current fiscal year, payment of the greater of (a) $1.2 million and (b) the sum of his annual salary and target bonus, as well as acceleration of all PSUs as though all targets had been met, and acceleration of the non-vested portion of his restricted stock grant, and the continuation of insurance or similar benefits (or a cash payment in lieu) for a period of one year.

        In addition, and reflective of the difference in the amount payable to him prior to as compared to subsequent to a change in control, the Company is obligated following a change in control to pay Mr. Barnhill in cash such additional amount as necessary so that the total amount received by him and associated with a change in control, after accounting for the tax imposed under Section 4999(a) of the Internal Revenue Code, will not be less than the net after tax amount that would have been received had such tax not been imposed. The foregoing discussion is qualified in its entirety by the specific terms of the employment agreement and the applicable PSU award agreements and related documents.

        Other Named Executive Officers:    The Company is also party to employment letter agreements with Mr. Garland and Mr. Rein. Each is entitled to receive performance based bonuses in accordance with the our incentive compensation program, and is provided severance payments of six months salary and full vesting of all shares earned, but not otherwise vested under PSU awards held by them, in the event that their employment is terminated by the Company "without good cause" or by them for "good reason," as such terms are defined in the employment letter agreements or PSU award agreements, as applicable. If Messrs. Garland's or Rein's employment is terminated upon a change in control of the Company, each is entitled to severance payments of six months salary and full vesting of all shares earned but not otherwise vested under PSU awards held by them, together with any additional shares that would vest under then outstanding PSU awards in the year in which the change in control occurs, as though such PSU awards are fully earned. In the event that Messrs. Garland's or Rein's, employment is terminated by reason of their death, each person's estate/beneficiary is entitled to life insurance benefits equal to $500,000 and full vesting of all shares earned but not otherwise vested under PSU awards held by them. In the event that Messrs. Garland's or Rein's employment is terminated on account of and upon their disability, each is entitled to disability benefits under a supplemental long-term disability policy and full vesting of all shares earned but not otherwise vested under PSU awards held by them. These arrangements, other than the arrangements for the accelerated vesting of PSU awards, which are described in the corresponding PSU award agreements, were established at the time that each of Messrs. Garland and Rein joined the Company and are reflective of terms negotiated as part of the recruitment process.

        Messrs. Tofighi and Young are not party to employment agreements with the Company. In the event that Messrs. Tofighi's or Young's employment is terminated by the Company "without good cause" or by them for "good reason," as such terms are defined in the corresponding PSU award agreements, each is entitled to full vesting of all shares earned but not otherwise vested under PSU awards held by them. If Messrs. Tofighi's or Young's employment is terminated upon a change in control of the Company, neither is entitled to severance payments, but each is entitled to full vesting of all shares earned but not otherwise vested under PSU awards held by them, together with any additional shares that would vest under then outstanding PSU awards in the year in which the change in control occurs, as though such PSU awards are fully earned. These arrangements are described in the corresponding PSU award agreements. In the event that Messrs. Tofighi's or Young's employment is terminated by reason of their death, each person's estate/beneficiary is entitled to life insurance benefits equal to $500,000 and full vesting of all shares earned, but not otherwise vested under PSU awards held by them. In the event that Messrs. Tofighi's or Young's employment is terminated on account of and upon their disability, each is entitled to disability benefits under a supplemental long-term disability policy and full vesting of all shares earned but not otherwise vested under PSU awards held by them.

        All reference to the treatment of PSU's for the Named Executive Officers above is consistent with that of all other holders of PSUs.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)

Robert B. Barnhill Jr.	15,000 15,000 15,000 15,000 15,000 15,000 45,000			$ $ $ $ $ $ $	11.92 7.83 9.33 9.60 11.73 9.06 5.20	10/29/09 04/30/11 07/31/11 10/31/11 01/31/12 04/30/12 03/20/13	120,000 9,927 2,000 4,250 22,500	(2) (3) (4) (5) (6)	$1,807,200 149,501 30,120 64,005 338,850

Gerald T. Garland							7,570 1,562 18,562	(3) (4) (6)	114,004 23,524 279,544

Douglas A. Rein							7,201 1,375 15,750	(3) (4) (6)	108,447 20,708 237,195

Said Tofighi							2,622 1,562 15,750	(3) (4) (6)	39,487 23,524 237,195

David M. Young							2,873 1,562 15,750	(3) (4) (6)	43,267 23,524 237,195

(1)
All outstanding options vest 30% after two years, 60% after three years and 100% after four years. All outstanding options were fully vested as of the end of the 2008 fiscal year.

(2)
Represents a grant on August 25, 2006 of a restricted stock award for 150,000 shares of common stock. These shares vest ratably based on service over ten fiscal years, beginning on the last day of fiscal year 2007 and ending on the last day of fiscal year 2016, subject, however, to the terms applicable to the award, including terms providing for possible acceleration of vesting or forfeiture. Accordingly, 15,000 shares vested on April 1, 2007 and March 30, 2008, leaving a remaining balance of 120,000 shares not vested on March 30, 2008.

(3)
Relates to a PSU award made April 9, 2004 which has a four year vesting period. The non-vested shares vested and were paid in April 2008.

(4)
Relates to a PSU award made May 1, 2005 which has a three year vesting period. The non-vested shares vested in April 2008.

(5)
Relates to a PSU award made August 10, 2005 which has a three year vesting period. The non-vested shares vested in April 2008.

(6)
Relates to a PSU award made April 20, 2006 which has a four year vesting period. The non-vested shares will vest in equal installments on or about May 1, 2008, 2009 and 2010, provided that the participant remains employed by the Company on those respective dates, subject, however, to accelerated vesting upon a change in control or termination of service in certain circumstances.

(7)
Based on the fair market value of our common stock on March 28, 2008 ($15.06).

(8)
At March 30, 2008, the named executive officers collectively held PSU awards for 56,000 shares in respect of which performance goals had not been met. These PSUs are not shown above, because based on fiscal year 2008 performance, the shares cannot be earned. Accordingly, these PSU awards were cancelled in April 2008, and the shares previously underlying these awards are now available for future awards under the Amended and Restated 1994 Stock and Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised solely of directors who are "independent" within the meaning of the Securities and Exchange Commission rules and NASDAQ Rule 4200(a)(15). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our Web site (www.tessco.com) under the heading "Corporate." The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

        The Audit Committee has an agenda for the year that includes reviewing the Company's financial statements, internal control over financial reporting and disclosure and audit matters. The Audit Committee also monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent registered public accounting firm.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. See "Principal Accountant Fees and Services" below for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2008 and 2007.

        The Audit Committee meets each quarter with Ernst & Young LLP and management to review the Company's interim financial results before the publication of our quarterly earnings press releases. Management's and the independent registered public accounting firm's presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent firm. In addition, the Audit Committee generally oversees internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company team members, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

        The Committee has reviewed and discussed the fiscal year ended March 30, 2008 consolidated financial statements with management and Ernst & Young LLP, as the Company's independent registered public accounting firm for that period. Management represented to the Committee that these consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and Ernst & Young LLP, as the Company's independent registered public accounting firm, represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

        The Company's independent registered public accounting firm for fiscal year ended March 30, 2008, Ernst & Young LLP, also provided the Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent registered public accounting firm that firm's independence.

        Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2008.

Respectfully,

Morton F. Zifferer, Jr. (Chair)
Benn R. Konsynski, Ph.D.
Jay G. Baitler

As of June 20, 2008

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2008 and 2007:

	2008	2007
Audit Fees(1)	$387,222	$369,000
Audit-Related Fees(2)	21,000	17,316
Tax Fees(3)	85,840	51,110
All Other Fees	—	—

Total	$494,062	$437,426

    (1)
    Audit services of Ernst & Young LLP for fiscal years 2008 and 2007 consisted of the audit of the consolidated financial statements of the Company, quarterly reviews of financial statements and advisory services on technical issues related to the audit.

    (2)
    These fees represent review of certain documentation related to the Company's internal controls over financial reporting.

    (3)
    Represents fees for tax return preparation and certain other service related to federal, state and local tax matters. The Audit Committee considered whether the provision by Ernst & Young LLP of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP with respect to the Company.

        Pursuant to the Company's Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its outside auditor are pre-approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Audit Committee at its next scheduled meeting. All fees incurred in fiscal years 2008 and 2007 and reflected in the table above were pre-approved.

OTHER INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to our team members, including all of our officers and directors, and particularly our chief executive officer, chief financial officer, principal accounting officer and other persons performing similar functions. This code is available on our Web site (www.tessco.com) under the heading "Corporate—Shareowners." We will promptly disclose on our Web site any amendments to, and waivers from, our code of business conduct and ethics, if and when required.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from the Company's records. Based on information available to us during fiscal year 2008, we believe that all applicable Section 16(a) filing requirements were met, except that, due to an administrative error, Daniel Okrent was late in filing a single Form 5 to report a charitable gift of shares of our common stock. This Form 5 filing has since been made.

Certain Relationships and Related Transactions

        Our Compensation Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. While the Company currently does not have a written policy regarding related party transactions, the Company and Compensation Committee look to the rules of NASDAQ and of the SEC to determine what transactions may be considered to be of concern and apply these rules as the standard to determine whether a transaction or relationship would be permitted. Detailed questions are posed annually to the executive officers of the Company and to all members of the Board which require disclosure of any relationship or transaction that may be a related person transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.

        Mr. Barnhill's spouse and son are both employed by the Company, but both earned less than the amount required for disclosure in this proxy statement during fiscal years 2008 and 2007. Also, another of Mr. Barnhill's sons is employed by an architecture firm that billed the Company $182,514 for future facilities planning and design services rendered during fiscal year 2007. No payments were made to the architecture firm during fiscal year 2008. Mr. Barnhill's son is not a principal of this firm and receives no direct benefits from the firm's relationship with the Company.

        We buy an immaterial amount of office supplies from Staples, Inc., a company that employs Mr. Baitler. We also sell products to or as directed by FiberTower Corporation, a Company for which Mr. Beletic serves as Executive Chairman. These sales during fiscal year 2008 and fiscal year 2007 were in the amounts of approximately $500,000 and $2 million, respectively, and were not significant from an independence or conflict of interest perspective. Mr. Beletic owns less than 1% of the common stock of FiberTower.

        The Company did not pay any material underwriting discounts or commissions to a related person serving as a principal underwriter.

Shareholder Proposals for the 2009 Annual Meeting

        Our bylaws require advance notice of business to be brought before a shareholders' meeting, and advance notice of shareholder nominations of persons for election as directors. Generally, notice to our Corporate Secretary must be given no less than 120 days prior to the anniversary of the date of the mailing of the prior year proxy statement (or 90 days in the case of a stockholder notice of business to be brought before the meeting but not to be included in the Company's proxy statement) unless the date of the meeting is changed by more than thirty (30) days, in which case, to be timely, notice must be delivered no less than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement. Our bylaws also specify information regarding the business to be brought before the meeting and the shareholder proposing such business, and information regarding the nominee, that must be provided in or together with the notice in order for it to be considered properly given. Accordingly, if a shareholder intends to nominate a director for election at the 2009 Annual Meeting, or bring business before the 2009 Annual Meeting which is to be included in our proxy statement for that meeting, notice from the shareholder so providing must be received by the Company at the address set forth on the first page of this Proxy Statement by no later than February 21, 2009, unless the date of the meeting is changed by more than thirty (30) days. While we will consider any properly submitted stockholder proposal, we reserve the right to omit from our proxy statement any stockholder proposal that we are not required to include under the Securities Exchange Act of 1934, including Rule 14a-8.

Other Matters

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting. Delivery of a proxy, however, confers on the designated proxy, discretionary authority to vote the shares in accordance with their discretion on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Available Information

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549, or by calling the Securities and Exchange Commission's at 1-800-SEC-0330, or by way of the Securities and Exchange Commission's Internet address, (www.sec.gov).

        The Company will provide without charge to each person receiving this proxy statement, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended March 30, 2008. Written requests for a copy of the Company's Annual Report on Form 10-K should be directed to David M. Young, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.

By Order of the Board of Directors,

David M. Young
 Corporate Secretary

June 20, 2008

APPENDIX A

Proposal No. 2

        RESOLVED, that the date through which awards may be granted pursuant to the Amended and Restated 1994 Stock and Incentive Plan be, and the same hereby is, extended from July 22, 2009 to July 22, 2014, and to that end, Section 3(b) of the Amended and Restated 1994 Stock and Incentive Plan is hereby amended to read in full as follows: "(b) TERMINATION. No Award shall be granted under the Plan after July 22, 2014; PROVIDED, HOWEVER, that any Award theretofore granted may extend beyond such date unless expressly provided otherwise herein or in the applicable Award Agreement; PROVIDED FURTHER, to the extent set forth in Section 8 hereof, the Authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors to amend the Plan, shall extend beyond such date."

Proposal No. 3

        RESOLVED, that the aggregate number of shares available for awards at any time under the Amended and Restated 1994 Stock and Incentive Plan be, and hereby is, increased by 150,000, from 1,758,750 to 1,908,750, subject to further adjustment from time to time as provided under the terms of the aforesaid plan, and to that end, Section 5(a)(i) of the Amended and Restated 1994 Plan is hereby amended to read as follows: "subject to any adjustment pursuant to Section 8 of this Plan, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 1,908,750;"

THIS PROXY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS, "FOR" PROPOSAL NUMBERS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE

The Board of Directors recommends a vote "FOR" all nominees named in Proposal No. 1, and "FOR" Proposal Nos. 2, 3, 4 and 5.

1.	Proposal No. 1:	To elect two (2) directors for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2011 and until their respective successors are duly elected and qualified.

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

    Nominees:
    01 Robert B. Barnhill, Jr.
    02 Benn R. Konsynski

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) above.

2.	Proposal No. 2:	To extend the date through which awards may be granted under our Amended and Restated 1994 Stock and Incentive Plan from July 22, 2009 to July 22, 2014.
FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Proposal No. 3:	To increase the number of shares available for awards under our Amended and Restated 1994 Stock and Incentive Plan by 150,000 shares, from 1,758,750 to 1,908,750.
FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Proposal No. 4:	To approve our Amended and Restated 1994 Stock and Incentive Plan and specific types of performance criteria for purposes of Section 162(m) of the Internal Revenue Code.
FOR	AGAINST	ABSTAIN
☐	☐	☐
5.	Proposal No. 5:	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2009.
FOR	AGAINST	ABSTAIN
☐	☐	☐

        The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof.

(Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States.)

Signature	Signature	Date

(Please sign exactly as your name appears hereon. Executors, administrators, guardians, officers signing for corporations, trustees and attorneys should give full title. For joint owners, both owners should sign.)

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tess Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TESSCO TECHNOLOGIES INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS, JULY 24, 2008
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT B. BARNHILL, JR. and DAVID M. YOUNG, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Thursday, July 24, 2008 at 9:00 a.m., local time, at the Company's offices located at 375 West Padonia Road, Timonium, Maryland 21093 and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

FOLD AND DETACH HERE

QuickLinks

INTRODUCTION
Proposal No. 1—ELECTION OF DIRECTORS
Proposal Nos. 2 and 3—APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN
Proposal No. 4—APPROVAL OF OUR AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN FOR SECTION 162(m) PURPOSES
Proposal No. 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT
EXECUTIVE COMPENSATION
OTHER INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS
APPENDIX A